CONFORMED COPY

ACE HARDWARE CORPORATION

$100,000,000

Senior Notes Issuable In Series

$70,000,000

7.27% Senior Notes, Series 2001-A

due April 30, 2013

_________

NOTE PURCHASE AGREEMENT

_________

Dated as of April 15, 2001

PPN: 00440* AG 3

TABLE OF CONTENTS
Section

1.AUTHORIZATION OF NOTES

1.1.Amount; Establishment of Series
1.2.The Series 2001-A Notes

2. SALE AND PURCHASE OF SERIES 2001-A NOTES.

3. CLOSING

4. CONDITIONS TO CLOSING

   4.1.Representations and Warranties
   4.2.Performance; No Default
   4.3.Compliance Certificates
   4.4.Opinions of Counsel
   4.5.Purchase Permitted By Applicable Law, etc
   4.6.Sale of Other Notes
   4.7.Payment of Special Counsel Fees
   4.8.Private Placement Number
   4.9.Changes in Corporate Structure
   4.10.Proceedings and Documents.

5.REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   5.1.Organization; Power and Authority
   5.2.Authorization, etc
   5.3.Disclosure
   5.4.Organization and Ownership of Shares of Subsidiaries
   5.5.Financial Statements
   5.6.Compliance with Laws, Other Instruments, etc
   5.7.Governmental Authorizations, etc.
   5.8.Litigation; Observance of Statutes and Orders
   5.9.Taxes
   5.10.Title to Property; Leases
   5.11.Licenses, Permits, etc
   5.12.Compliance with ERISA
   5.13.Private Offering by the Company
   5.14.Use of Proceeds; Margin Regulations
   5.15.Existing Debt
   5.16.Foreign Assets Control Regulations, etc
   5.17.Status under Certain Statutes

6.REPRESENTATIONS OF THE PURCHASERS

   6.1.Purchase for Investment
   6.2.Source of Funds

7.INFORMATION AS TO COMPANY

   7.1.Financial and Business Information
   7.2.Officer's Certificate
   7.3.Inspection

8.PREPAYMENT OF THE NOTES.

   8.1.Required Prepayments
   8.2.Optional Prepayments with Make-Whole Amount
   8.3.Allocation of Partial Prepayments
   8.4.Maturity; Surrender, etc
   8.5.Purchase of Notes
   8.6.Make-Whole Amount

9.AFFIRMATIVE COVENANTS

   9.1.Compliance with Law
   9.2.Insurance
   9.3.Maintenance of Properties
   9.4.Payment of Taxes and Claims
   9.5.Corporate Existence, etc
   9.6.Cooperative Status

10.NEGATIVE COVENANTS21

   10.1.Consolidated Debt; Priority Debt.
   10.2.Fixed Charge Coverage Ratio
   10.3.Liens.
   10.4.Sale of Assets.
   10.5.Mergers, Consolidations, etc.
   10.6.Disposition of Stock of Subsidiaries.
   10.7.Nature of Business.
   10.8.Transactions with Affiliates
   10.9.Subordination of Patronage Debt; Modification of Governing Documents; Restriction on Certain Cash Payments

11.EVENTS OF DEFAULT

12.REMEDIES ON DEFAULT, ETC

   12.1.Acceleration
   12.2.Other Remedies
   12.3.Rescission
   12.4.No Waivers or Election of Remedies, Expenses, etc

13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

   13.1.Registration of Notes
   13.2.Transfer and Exchange of Notes
   13.3.Replacement of Notes

14.PAYMENTS ON NOTES

   14.1.Place of Payment
   14.2.Home Office Payment

15.EXPENSES, ETC

   15.1.Transaction Expenses
   15.2.Survival

16.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

17.AMENDMENT AND WAIVER

   17.1.Requirements
   17.2.Solicitation of Holders of Notes
   17.3.Binding Effect, etc
   17.4.Notes held by Company, etc

18.NOTICES

19.REPRODUCTION OF DOCUMENTS

20.CONFIDENTIAL INFORMATION

21.SUBSTITUTION OF PURCHASER

22.MISCELLANEOUS

   22.1.Successors and Assigns
   22.2.Payments Due on Non-Business Days
   22.3.Severability
   22.4.Construction
   22.5.Counterparts
22.6.Governing Law

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SCHEDULE A	--	Information Relating to Purchasers
SCHEDULE B	--	Defined Terms
SCHEDULE B-1	--	Satisfactory Subordination Language
SCHEDULE 4.9	--	Changes in Corporate Structure
SCHEDULE 5.3	--	Disclosure Materials
SCHEDULE 5.4	--	Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5	--	Financial Statements
SCHEDULE 5.11	--	Licenses, Permits, etc.
SCHEDULE 5.15	--	Debt
SCHEDULE 10.3	--	Liens
SCHEDULE 10.9	--	Article 12 of the Company's By-Laws
EXHIBIT 1.1(a)	--	Form of Senior Note
EXHIBIT 1.1(b)	--	Form of Supplement
EXHIBIT 1.2	--	Form of Series 2001-A Senior Note
EXHIBIT 4.4(a)	--	Form of Opinion of Counsel for the Company
EXHIBIT 4.4(b)	--	Form of Opinion of Special Counsel for the Purchasers

ACE HARDWARE CORPORATION
2200 Kensington Court
Oak Brook, Illinois 60523-2100
(630) 990-6600
Fax: (630) 572-6389

$100,000,000
Senior Notes Issuable In Series

$70,000,000
7.27% Senior Notes, Series 2001-A
due April 30, 2013

                                                                                                         Dated as of April 15, 2001

TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

ACE HARDWARE CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

1. AUTHORIZATION OF NOTES.

1.1. Amount; Establishment of Series.

     The Company is contemplating the issue and sale of up to $100,000,000 aggregate principal amount of its Senior Notes issuable in series (the "Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes will be substantially in the form set out in Exhibit 1.1(a), with such changes therefrom, if any, as may be approved by the purchasers of such Notes, or series thereof, and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Each series of Notes, other than the initial series, will be issued pursuant to a supplement to this Agreement (a "Supplement") in substantially the form of Exhibit 1.1(b), and will be subject to the following terms and conditions:

          (a) the designation of each series of Notes shall distinguish the Notes of one series from the Notes of all other series;

          (b) the Notes of each series shall rank pari passu with the Notes of all other series and the Company's other outstanding unsecured senior Debt;

          (c) each series of Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory prepayments on the dates and with the Make-Whole Amounts, if any, as are provided in the Supplement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or, subject to Section 1.1(d), other terms and provisions as shall be specified in such Supplement;

          (d) any additional covenants, Defaults, Events of Default, rights or similar provisions that are added by a Supplement for the benefit of the series of Notes to be issued pursuant to such Supplement shall apply to all outstanding Notes, whether or not the Supplement so provides; and

          (e) except to the extent provided in foregoing clause (c), all of the provisions of this Agreement shall apply to the Notes of each series.
The Purchasers of the Series 2001-A Notes need not purchase subsequent series of Notes.

1.2. The Series 2001-A Notes.

          The Company has authorized, as the initial series of Notes hereunder, the issue and sale of $70,000,000 aggregate principal amount of 7.27% Senior Notes, Series 2001-A, due April 30, 2013 (the "Series 2001-A Notes," such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series 2001-A Notes shall be substantially in the form set out in Exhibit 1.2, with such changes therefrom, if any, as may be approved by you and the Company.

2. SALE AND PURCHASE OF SERIES 2001-A NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the "Other Purchasers"), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series 2001-A Notes in the principal amount specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3. CLOSING.

          The sale and purchase of the Series 2001-A Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Closing") on April 25, 2001 or on such other Business Day thereafter on or prior to April 30, 2001 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Series 2001-A Notes to be purchased by you in the form of a single Series 2001-A Note (or such greater number of Series 2001-A Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 94064 at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675, ABA No. 071000152. If at the Closing the Company fails to tender such Series 2001-A Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Series 2001-A Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1. Representations and Warranties.

          The representations and warranties of the Company in this Agreement shall be correct when made and correct in all material respects at the time of the Closing.

4.2. Performance; No Default.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Series 2001-A Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3. Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and any other corporate proceedings relating to the authorization, execution and delivery of the Series 2001-A Notes and this Agreement.

4.4. Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from McDermott, Will & Emery, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you) and (b) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5. Purchase Permitted By Applicable Law, etc.

          On the date of the Closing your purchase of Series 2001-A Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you at least three Business Days prior to the Closing, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6. Sale of Other Notes.

          Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Series 2001-A Notes to be purchased by them at the Closing as specified in Schedule A.

4.7. Payment of Special Counsel Fees.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8. Private Placement Number.

          A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Gardner, Carton & Douglas for the Series 2001-A Notes.

4.9. Changes in Corporate Structure.

          Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10. Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1. Organization; Power and Authority.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2001-A Notes and to perform the provisions hereof and thereof.

5.2. Authorization, etc.

          This Agreement and the Series 2001-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series 2001-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Disclosure.

          The Company, through its agent, Banc of America Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 2001 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 30, 2000, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4. Organization and Ownership of Shares of Subsidiaries.

          (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

5.5. Financial Statements.

          The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6. Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Company of this Agreement and the Series 2001-A Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7. Governmental Authorizations, etc.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8. Litigation; Observance of Statutes and Orders.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9. Taxes.

          The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction (or the time period for filing has not expired or has been extended), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

5.10. Title to Property; Leases.

          The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11. Licenses, Permits, etc.

          Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12. Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have fulfilled in all material respects their respective obligations under ERISA and the Code with respect to each Plan and each Plan is in material compliance with the applicable provisions of ERISA and the Code.

          (b) With respect to each Plan, there has been no (i) "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder which is not subject to the provision for waiver of the 30-day notice requirement to the PBGC; (ii) failure to make or properly accrue any contribution which is due to any Plan; (iii) except as set forth on Schedule 5.12(b), action under Section 4041 of ERISA to terminate any Pension Plan; (iv) withdrawal from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability pursuant to Section 4062(e), 4069 or 4212 of ERISA; (vii) complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Pension Plan which is a Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA; (viii) prohibited transaction described in Section 406 of ERISA or 4975 of the Code which could give rise to the imposition of any material fines, penalties, taxes or related charges; (ix) assertion of a material claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) which could reasonably be expected to be successful; (x) receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code, if applicable; or (xi) imposition of a lien pursuant to Section 401(a)(29) of the Code or 412(n) of the Code or Section 302(f) of ERISA.

          (c) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

          (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax would be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13. Private Offering by the Company.

          Neither the Company nor anyone acting on its behalf has offered the Series 2001?A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 36 other Institutional Investors, each of which has been offered the Series 2001-A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2001-A Notes to the registration requirements of Section 5 of the Securities Act.

5.14. Use of Proceeds; Margin Regulations.

          The Company will apply the proceeds of the sale of the Series 2001-A Notes for general corporate purposes (which may include repayment of Debt of the Company and its Subsidiaries). No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15. Existing Debt.

          Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt and Patronage Debt of the Company and its Subsidiaries as of December 30, 2000 (except as otherwise indicated), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary the outstanding principal amount of which exceeds $10,000,000 and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. All Patronage Debt, including that identified as "Patronage refund certificates payable" on the most recent balance sheet referred to in Section 5.5, is effectively subordinated to the Notes pursuant to subordination language substantially identical to that set forth in Schedule B-1.

5.16. Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17. Status under Certain Statutes.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended by the ICC Termination Act, as amended, or the Federal Power Act, as amended.

6. REPRESENTATIONS OF THE PURCHASERS.

6.1. Purchase for Investment.

          You represent that (i) you are an "accredited investor" as defined in Rule 501(a) under the Securities Act and (ii) you are purchasing the Series 2001-A Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Series 2001-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2. Source of Funds.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Series 2001-A Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) ("PTE 95-60") and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source is the assets of one or more employee benefit plans that are managed by an "in-house asset manager," as that term is defined in PTE 96-23 and such purchase and holding of the Notes is exempt under PTE 96-23; or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7. INFORMATION AS TO COMPANY.

7.1. Financial and Business Information

          The Company will deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

          (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q (if any) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

          (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

          (ii) consolidated statements of income, changes in member dealers' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

          (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

          (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K (if any) for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer obtains actual knowledge of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                    (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                    (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

          (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes; and

          (g) Supplements to Agreement -- in the event an additional series of Notes is, or is proposed to be, issued under this Agreement, promptly, and in any event within 10 Business Days after execution and delivery thereof, a true copy of the Supplement pursuant to which such Notes are to be, or were, issued.

7.2. Officer's Certificate.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.9, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Inspection.

          The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES.

8.1. Required Prepayments.

          (a) Required Prepayments. On April 30, 2009 and on each April 30 thereafter to and including April 30, 2012, the Company will prepay $14,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 2001-A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.1(b) or 8.2 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1(a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

          (b) Change of Control Prepayments. Upon the occurrence of a Change of Control Event, the Company, upon notice as provided below, shall offer to prepay the entire principal amount of the Notes at 100% of the principal amount thereof, plus accrued interest, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company shall give notice of any offer to prepay the Notes to each holder of the Notes promptly, but in no event later than 15 Business Days, after any Responsible Officer has actual knowledge of a Change of Control Event. Such notice shall specify (i) the nature of the Change of Control Event in reasonable detail, (ii) the date fixed for prepayment, which, to the extent practicable, shall be not less than 30 or more than 60 calendar days after the date of such notice, but in any event shall not be later than the Effective Date of the Change of Control if it has not occurred or 15 Business Days thereafter if it has occurred, (iii) the estimated Effective Date of the Change of Control if it has not occurred, (iv) the interest to be paid on the prepayment date with respect to such principal amount being prepaid and (v) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company, which shall not be later than 30 calendar days after the date of such notice. The notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Failure by a holder of Notes to respond to an offer made pursuant to this Section 8.1(b) shall be deemed to constitute acceptance of such offer by such holder. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount as of the specified prepayment date.

          The obligation of the Company to prepay Notes pursuant to the offers required by, and accepted in accordance with, this Section 8.1(b) is subject to the effectiveness of the Change of Control Event in respect of which such offers and acceptances shall have been made. In the event that the Effective Date of the Change of Control does not occur on the proposed prepayment date in respect thereof, the prepayment shall be deferred until and shall be made on the Effective Date of the Change of Control. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the expected Effective Date of the Change of Control and (iii) any determination by the Company that efforts to consummate the change of control constituting the Change of Control Event have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.1(b) shall be deemed rescinded).

8.2. Optional Prepayments with Make-Whole Amount.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, including the Series 2001-A Notes, in an amount not less than $2,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of the series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. Allocation of Partial Prepayments.

          In the case of each partial prepayment of the Notes of a series pursuant to Section 8.2, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4. Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. Purchase of Notes.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. Make-Whole Amount.

          The term Make-Whole Amount means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          Called Principal means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1(b) or Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          Discounted Value means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          Reinvestment Yield means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          Remaining Average Life means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          Remaining Scheduled Payments means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1(b), 8.2 or 12.1.

          Settlement Date means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1(b) or 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1. Compliance with Law.

          The Company will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.2. Insurance.

          The Company will, and will cause each Subsidiary to, keep all of its property and business adequately insured by financially sound and reputable insurers in accordance with prudent business practices and will carry such other insurance as is customarily maintained in accordance with prudent business practices.

9.3. Maintenance of Properties.

          The Company will and will cause each Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.4. Payment of Taxes and Claims.

          The Company will, and will cause each Subsidiary to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.5. Corporate Existence, etc.

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect a particular corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.6. Cooperative Status.

          The Company will at all times maintain its status as a cooperative for purposes of Subchapter T of the Code.

10. NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1. Consolidated Debt; Priority Debt.
          The Company will not permit:

          (a) the ratio (as calculated as of the last day of each fiscal quarter of the Company) of Consolidated Debt to EBITDA (for the Company's then most recently completed four fiscal quarters) to be greater than 3.25 to 1.0 at any time; or

          (b) Priority Debt to exceed 25% of Member Dealers' Equity at any time.

10.2. Fixed Charge Coverage Ratio.

          The Company will not permit the ratio (calculated as of the last day of each fiscal quarter of the Company) of Consolidated Income Available for Fixed Charges to Fixed Charges for the period of four fiscal quarters then ending to be less than 1.60 to 1.00.

10.3. Liens.

          The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired (unless, concurrently with the incurrence, assumption or creation of such Lien, the Company makes, or causes to be made, effective provision whereby the Notes are equally and ratably secured by a Lien on the same property or assets, including the execution of an intercreditor agreement, in form and substance satisfactory to holders of the Notes, between such holders and the holders of other Debt secured by a Lien in such property), except:

          (a) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

          (b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto or which relate only to assets that in the aggregate are not material) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

          (c) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

          (d) Liens securing Debt of a Subsidiary to the Company or to another Subsidiary;

          (e) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described in Schedule 10.3;

          (f) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Debt secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 365 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and, in the case of clause (ii) only, that the aggregate principal amount of Debt secured by each such Lien does not exceed the lesser of the fair market value (determined in good faith by one or more officers of the Company to whom authority to enter into such transaction has been delegated by the board of directors of the Company) or cost of acquisition or construction of the property subject thereto;

          (g) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (d) and (e), provided that (i) there is no increase in the principal amount or decrease in maturity of the Debt secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and

          (h) Liens securing Debt not otherwise permitted by paragraphs (a) through (g) above, provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding does not exceed 25% of Member Dealers' Equity.

10.4. Sale of Assets.

          Except as permitted by Section 10.5, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "Disposition"), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:

          (a) Dispositions in the ordinary course of business (including inventory and used, worn-out or surplus equipment);

          (b) Dispositions by the Company to a Subsidiary or by a Subsidiary to the Company or another Subsidiary:

          (c) Dispositions consisting of the sale of accounts and notes receivable, on a non-recourse or limited recourse basis, provided that such Disposition constitutes a sale under GAAP and that the principal amount of all financings in connection with which such Dispositions are made does not exceed $200,000,000 at any time; or

          (d) Dispositions not otherwise permitted by Section 10.4(a), (b) or (c), provided that the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.4(d) does not exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, the Company may, or may permit any Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in this Section 10.4(d) to the extent that (i) such assets were acquired or constructed not more than 365 days prior to the date of Closing and are leased back by the Company or any Subsidiary, as lessee, within 365 days of the acquisition or construction thereof, or (ii) the net proceeds from such Disposition are within 180 days of such Disposition (A) reinvested in productive assets by the Company or a Subsidiary or (B) applied to the payment or prepayment of any outstanding Debt of the Company or any Subsidiary that is not subordinated to the Notes. Any prepayment of Notes pursuant to this Section 10.4(d) shall be in accordance with Sections 8.2 and 8.3, without regard to the minimum prepayment requirements of Section 8.2.

10.5. Mergers, Consolidations, etc.

          The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

          (a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

                    (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes ; and

                    (ii) immediately before and after giving effect to such transaction, no Default or Event of Default shall exist; and

          (b) Any Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.4(d) or, as a result of which, such Person becomes a Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default.

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

10.6. Disposition of Stock of Subsidiaries.

          The Company will not permit any Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or another Subsidiary (other than directors' qualifying shares), unless, after giving effect thereto, the Company and its Subsidiaries continue to own at least a majority of the issued and outstanding capital stock of each class of such Subsidiary. The Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of a Subsidiary if such sale would be prohibited by Section 10.4. If a Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of the Company or any other Subsidiary securing Debt owed to such Subsidiary, which is not contemporaneously repaid, together with such Debt, shall be deemed to have been incurred by the Company or such other Subsidiary, as the case may be, at the time such Subsidiary ceases to be a Subsidiary.

10.7. Nature of Business.

          The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business and related services in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.8. Transactions with Affiliates.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property (other than shares of stock of Company) to, or otherwise deal with, in the ordinary course of business or otherwise (a) any Affiliate, or (b) any corporation in which an Affiliate or the Company (either directly or through Subsidiaries) owns 10% or more of the outstanding Voting Stock, except that (i) any Affiliate may be a director, officer or employee of the Company or any Subsidiary and may be paid reasonable compensation in connection therewith and (ii) such acts and transactions prohibited by this Section 10.8 may be performed or engaged in if (A) specifically authorized by the Company's Board of Directors (exclusive of any Affiliate who is a director and who has a direct or indirect interest in such transaction) or pursuant to any unrescinded general resolution of such Board or the By-laws of the Company or (B) upon terms not less favorable to the Company or a Subsidiary (as the case may be) than if no such relationship described in clauses (a) or (b) above existed.

10.9. Subordination of Patronage Debt; Modification of Governing Documents; Restriction on Certain Cash Payments.

          The Company will not:

          (a) amend, modify or re-issue any certificate evidencing Patronage Debt with the effect of eliminating or in any way altering the subordination language appearing therein;

          (b) amend its by-laws, certificate of incorporation or other governing document or enter into any agreement with any stockholder of the Company, the effect of which would be to entitle such stockholder, upon termination of such stockholder's membership in any of the circumstances described in Section 12(a) of Article XVI of the by-laws of the Company as in effect on the date hereof (a copy of which Article is attached as Schedule 10.9) to receive as consideration for such stockholder's shares anything other than a promissory note of the Company with a term of not less than four years providing for the payment of equal annual installments of principal, except to the extent specifically provided in clauses (7) and (8) of Section 12(b) of Article XVI of the by-laws of the Company as in effect on the date hereof; or

          (c) Anything in Section 10.9(b) to the contrary notwithstanding, in any fiscal year make cash payments in excess of $10,000,000 in the aggregate under the circumstances described in clauses (7) and (8) of Section 12(b) of Article XVI of the by-laws of the Company.

11. EVENTS OF DEFAULT.

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in any of Sections 10.1 through 10.9; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt beyond any period of grace provided with respect thereto that individually or together with such other Debt as to which any such default exists is outstanding in an aggregate principal amount in excess of $25,000,000, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt that individually or together with such other Debt as to which any such default exists is outstanding in an aggregate principal amount in excess of $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.
As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of a majority or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. Registration of Notes.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Note established for such series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3. Replacement of Notes.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

14.1. Place of Payment.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. Home Office Payment.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15. EXPENSES, ETC.

15.1. Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel for you and the Other Purchasers collectively and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2. Survival.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1. Requirements.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          (c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

17.3. Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. Notes held by Company, etc.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Office of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it would contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you (other than from a Person known to you to be subject to a confidentiality obligation to the Company) prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or a Person known to you to be subject to a confidentiality obligation to the Company or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

22.1. Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. Payments Due on Non-Business Days.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3. Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4. Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6. Governing Law.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.
Very truly yours, ACE HARDWARE CORPORATION By: /s/ Sandra Brandt Name: Sandra Brandt Title: Treasurer

The foregoing is agreed to as of the date thereof. TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY By: /s/ Bill Henricksen Name: Bill Henricksen Title: Vice President

GOLDEN AMERICAN LIFE INSURANCE COMPANY
By: ING Investment Management LLC, as Agent

By:            /s/ Fred C. Smith
Name:            Fred C. Smith
Title:              Executive Vice President

AMERIBEST LIFE INSURANCE COMPANY
By: ING Investment Management LLC,
as Agent

By:            /s/ Fred C. Smith
Name:            Fred C. Smith
Title:              Executive Vice President

AETNA LIFE INSURANCE & ANNUITY COMPANY
By: ING Investment Management LLC, as Agent

By:            /s/ Fred C. Smith
Name:            Fred C. Smith
Title:              Executive Vice President

MODERN WOODMEN OF AMERICA By: /s/ Clyde C. Schoeck Name: Clyde C. Schoeck Title: President

BERKSHIRE LIFE INSURANCE COMPANY By: /s/ Ellen I. Whittaker Name: Ellen I. Whittaker Title: Senior Investment Officer

SCHEDULE A

(1) All payments on the account of TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY shall be made by wire transfer of immediately available funds to:

      Boston Safe Deposit Trust
      ABA #011001234
      Credit DDA Account #125261
      Attn: MBS Income, cc1253
      Custody account #TRAF1505252

for credit to the account of TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY providing sufficient information with description, PPN#, principal and interest with such wire transfer to identify the source and application of funds.

(2) Payment advice and original Note:

All notice of and confirmation of payment information and the original note should be send to the following address stating that the certificate is registered in the name of Transamerica Occidental Life Insurance Company:

      AEGON USA Investment Management, Inc.
      Attn: Neil Joss
      4333 Edgewood Road N.E.
      Cedar Rapids, IA 52499-5113
      Fax: (319) 247-6495

(3) All other communications, including financial statement/reporting documents should be directed to:

      AEGON USA Investment Management, Inc.
      Attn: Director of Private Placements
      4333 Edgewood Road N.E.
      Cedar Rapids, Iowa 52499-5335
      Fax: (319) 369-2666

AND

      AEGON USA Investment Management, Inc.
      Attn: Liz Taylor - Private Placements
      400 West Market Street
      Louisville, KY 40202
      Fax: (502) 560-2030

(4) All closing documents should be sent to:

      AEGON USA Investment Management, Inc.
      Attn: Director of Private Placements
      4333 Edgewood Road N.E.
      Cedar Rapids, Iowa 52499-5335
      Fax: (319) 369-2666

Tax ID No. 95-1060502

INFORMATION RELATING TO PURCHASERS
Name of Purchaser TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY	Principal Amount of Notes to be Purchased $35,000,000

SCHEDULE A

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     The Bank of New York
     ABA #021000018
     BNF: IOC566- Income Collections
     Attn: William Cashman
     Ref: Golden American Life Insurance Company (MVA Acct.),
     Account #136374 and Cusip No.: 00440* AG 3

Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia 30327-4349
     Attention: Securities Accounting
     Fax: (770) 690-4899

(3) Address for all other communications and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia 30327-4349
     Attn: Private Placements
     Phone: 770-690-4600
     Fax: 770-690-4899

Tax ID No. 41-0991508

INFORMATION RELATING TO PURCHASERS
Name of Purchaser GOLDEN AMERICAN LIFE INSURANCE COMPANY	Principal Amount of Notes to be Purchased $5,000,000

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser
AMERIBEST LIFE INSURANCE COMPANY
Principal Amount of Notes to be Purchased $9,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     The Bank of New York
     ABA #021000018
     BNF: IOC566
     Ref: Ameribest Life Insurance Company
     Acct. # 005018 and Cusip No. 00440* AG 3

Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia 30327-4349
     Attention: Securities Accounting
     Fax: (770) 690-4899

(3) Address for all other communications and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia 30327-4349
     Attn: Private Placements
     Phone: 770-690-4600
     Fax: 770-690-4899

Tax ID No. 36-2542311

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser
AETNA LIFE INSURANCE & ANNUITY COMPANY
Principal Amount of Notes to be Purchased $14,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     The Bank of New York
     ABA #021000018
     BNF: IOC566
     Attn: P&I Department
     Ref: Aetna Life Insurance & Annuity Company
     Acct. # 216101 and Cusip No. 00440* AG 3

Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia 30327-4349
     Attention: Securities Accounting
     Fax: (770) 690-4899

(3) Address for all other communications and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia 30327-4349
     Attn: Private Placements
     Phone: 770-690-4600
     Fax: 770-690-4899

Tax ID No. 71-0294708

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser
MODERN WOODMEN OF AMERICA
Principal Amount of Notes to be Purchased $5,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     The Northern Trust Company
     50 South LaSalle Street
     Chicago, IL 60675
     ABA No. 071-000-152
     Account Name: Modern Woodmen of America
     Account No. 84352

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 00440* AG 3 and the due date and application (as among principal, premium and interest) of the payment being made.

(2) Address for all notices relating to payments:

     Modern Woodmen of America
     Attn: Investment Accounting Department
     1701 First Avenue
     Rock Island, IL 61201

(3) Address for all other communications and notices:

     Modern Woodmen of America
     Attn: Investment Department
     1701 First Avenue
     Rock Island, IL 61201

Tax ID No. 36-1493430

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser
BERKSHIRE LIFE INSURANCE COMPANY
Principal Amount of Notes to be Purchased $2,000,000

1) All payments on account of the Notes in accordance with the provisions thereof and of this Agreement shall be transmitted by bank wire transfer of Federal or other immediately available funds for credit to:

     Berkshire Life Insurance Company
     Account Number 002-4-020877
     The Chase Manhattan Bank, N. A.
     ABA #021000021

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium or interest) to identify the source and application of such funds.

(2) Copies of all notices and confirmations of payments and all other communications shall be delivered or mailed to:

     Berkshire Life Insurance Company
     Attention: Securities Department
     700 South Street
     Pittsfield, MA 01201

     Fax Number: (413) 442-9763
     Phone Number: (413) 499-4321

Tax ID No. 04-1083480

SCHEDULE B

DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          Affiliate means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          Business Day means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City are required or authorized to be closed.

          Capital Lease means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          Capital Lease Obligation means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          Change of Control Event means, the (i) acquisition through purchase or otherwise by any Person, or group of Persons acting in concert, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 50% of the combined voting power of the Company's Voting Stock (including the agreement to act in concert by Persons who beneficially own or control securities representing more than 50% of the combined voting power of the Company's Voting Stock), or (ii) entering into by the Company of a written agreement providing for or contemplating an acquisition described in clause (i) hereof. The date on which the acquisition described in clause (i) of the first sentence occurs is referred to as the "Effective Date of the Change of Control."

          Closing is defined in Section 3.

          Code means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          Company means Ace Hardware Corporation, a Delaware corporation, together with its successors and assigns.

          Confidential Information is defined in Section 20.

          Consolidated Debt means, as of any date, outstanding Debt of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          Consolidated Income Available for Fixed Charges means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) depreciation and amortization expense, (ii) all provisions for federal, state and other income taxes and (iii) lease expense.

          Consolidated Net Income means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but excluding in any event (a) the excess of any extraordinary gains (net of expenses and applicable taxes) on the sale or disposition of fixed or capital assets over any extraordinary losses on the sale or disposition of fixed or capital assets; (b) any gains resulting from any reappraisal, revaluation or write-up of any assets; (c) net earnings and losses of any Person accrued prior to the date it became a Subsidiary; (d) net earnings and losses of any Person (other than a Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition; (e) net earnings and losses of any Person (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger; and (f) any deferred or other credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

          Consolidated Total Assets means, as of any date, the total assets and properties of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          Debt with respect to any Person means, at any time, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into, and accruals (including accruals for patronage dividends payable in cash) arising, in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property, in which case the amount of the Debt with respect thereto shall be equal to the fair market value of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in foregoing clauses (a) through (f) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, the amount of such Debt for this purposes of this clause (g) shall be the amount stipulated in any agreement or instrument evidencing such Person's obligation); (h) obligations arising in connection with the transfer of an interest in accounts or notes receivable which transfer constitutes a true sale, including securitizations, and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. "Debt" of the Company and its Subsidiaries shall not, in any case, include Patronage Debt.

          Default means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          Default Rate means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America in Chicago, Illinois as its "base" or "prime" rate.

          EBITDA means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in calculating Consolidated Net Income, (i) interest expense, (ii) all provisions for federal, state and other income taxes and (iii) depreciation and amortization expense.

          Environmental Laws means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          ERISA Affiliate means any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

          "Event of Default" is defined in Section 11.

          Exchange Act means the Securities Exchange Act of 1934, as amended.

          Fixed Charges means, for any period, the sum of (i) interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) lease expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and (iii) all scheduled payments of principal on Consolidated Debt and Patronage Debt made by the Company and its Subsidiaries during such period.

          GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

          Governmental Authority means

           (a) the government of

                    (i) the United States of America or any State or other political subdivision thereof, or

                    (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          Guaranty Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, without duplication, with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligations shall be deemed to be the lower of (y) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (z) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person's reasonably anticipated liability in respect thereof; provided that any determination of the amount of the Guaranty Obligations of the Company and its Subsidiaries shall exclude the following: (i) standby letters of credit issued at the request of the Company having an aggregate face amount not in excess of $20,000,000, (ii) any obligation of the Company or any Subsidiary arising from the guaranty or discount or sale with the guaranty or endorsement of the Company or any Subsidiary of any obligation evidenced by or contained in a note payable to the order of the Company, any Subsidiary or third party lender which has been executed and delivered by a dealer-member of the Company or any Subsidiary to the extent that the aggregate amount of such obligations referred to in this clause (ii) does not at any time exceed $50,000,000, and (iii) any obligation of the Company or any Subsidiary arising from the guaranty or the discount or sale with the guaranty or endorsement of the Company or any Subsidiary of any obligation evidenced by or contained in a note payable to the order of the Company, any Subsidiary or third party lender which has been executed and delivered by a franchisee of the Company or any Subsidiary to the extent that the aggregate amount of such obligations referred to in this clause (iii) does not at any time exceed $10,000,000.

          holder means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

          Institutional Investor means (a) any original purchaser of a Note, (b) any holder of a Note holding more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          Lien means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance similar to the foregoing, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease.

          Make-Whole Amount is defined in Section 8.6.

          Material means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

          Material Adverse Effect means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          Member Dealers' Equity means, as of any date, the total of (a) the par value (or stated value on the books of the Company) of the capital stock of all classes of the Company, plus (or minus in the case of a surplus deficit) (b) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries; provided, that in no event shall amounts attributable to treasury stock be included in Member Dealers' Equity.

          Memorandum is defined in Section 5.3.

          Multiemployer Plan means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          Notes is defined in Section 1.1.

          Officer's Certificate means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          Other Purchasers is defined in Section 2.

          PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          Patronage Debt means subordinated indebtedness of the Company issued to its members as all or part of a patronage dividend and evidenced by a patronage refund certificate bearing subordination language substantially the same as that set forth in the attached Schedule B-1.

          Pension Plan means any Plan that is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

          Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          Plan means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          Priority Debt means, as of any date, the sum (without duplication) of (a) Debt of Subsidiaries (other than Debt owed to the Company or another Subsidiary and Debt of a Subsidiary outstanding on the date it became a Subsidiary), (b) Debt of the Company guaranteed by any Subsidiary and (c) Debt of the Company secured by Liens not otherwise permitted by Sections 10.3(a) through (g) on such date.

          Property or properties means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          Purchaser means each purchaser listed in Schedule A.

          QPAM Exemption means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          Required Holders means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          Responsible Officer means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

          Securities Act means the Securities Act of 1933, as amended from time to time.

          Senior Financial Officer means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          Series 2001-A Notes is defined in Section 1.2.

          Source is defined in Section 6.2.

          Subsidiary means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          Supplement is defined in Section 1.1.

          This Agreement is defined in Section 17.3.

          Voting Stock means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

SCHEDULE B-1
SATISFACTORY SUBORDINATION LANGUAGE See attached Specimen Patronage Refund Certificate
SCHEDULE 4.9
CHANGES IN CORPORATE STRUCTURE
None.

DISCLOSURE MATERIALS

SCHEDULE 5.3
None.

SCHEDULE 5.4

SUBSIDIARIES AND OWNERSHIP
OF SUBSIDIARY STOCK

As of December 30, 2000

Wholly Owned Subsidiary Jurisdiction of Incorporation Domestic:   Ace Insurance Agency, Inc. Illinois AHC Realty Corporation Illinois Ace Hardware Foundation Illinois Loss Prevention Services, Inc. Illinois A.H.C. Store Development Corp. Illinois National Hardlines Supply, Inc. Illinois Ace Corporate Stores, Inc. Illinois Foreign:   Ace Hardware Canada Limited Canada Ace Hardware de Mexico, S.A. de C.V. Mexico Ace International Hardware, Inc. Barbados New Age Insurance, Inc. Bermuda Joint Ventures:   Rocky's Ace Hardware, LLC The Company owns 50% of the LLC. Sunshine Ace Hardware, LLC The Company owns 25% of the LLC. Ace Hardware Northwest, LLC The Company owns 40% of the LLC. Sunshine Ace Hardware II, LLC The Company owns 40% of the LLC. Southern Hardlines Ace Hardware, LLC The Company owns 45% of the LLC. Other:   Builder Marts of America, Inc Ace is a minority stockholder (Approx 28%) OurHouse, Inc Ace is a minority stockholder (Approx 19%)

SCHEDULE 5.5

FINANCIAL STATEMENTS

Ace Hardware Corporation Annual Report for the fiscal year ended December 30, 2000.

Ace Hardware Corporation Form 10-K for the fiscal year ended December 30, 2000.

Ace Hardware Corporation Form 10-K for the fiscal year ended January 1, 2000.

Ace Hardware Corporation Form 10-K for the fiscal year ended January 2, 1999.

Ace Hardware Corporation Form 10-K for the fiscal year ended December 31, 1997.

Ace Hardware Corporation Form 10-K for the fiscal year ended December 31, 1996.

SCHEDULE 5.11

LICENSES, PERMITS, ETC.

None.

SCHEDULE 5.15

EXISTING DEBT and PATRONAGE DEBT
As of December 30, 2000

Existing Debt  Balance $20,000,000 8.74% Series A Senior Notes due July 1, 2003
under the Note Purchase and Private Shelf Agreement
dated September 27, 1991 between Ace Hardware Corporation
and The Prudential Insurance Company of America $5,946,000 $30,000,000 6.47% Series A Senior Notes due June 22, 2008
under the Note Purchase and Private Shelf Agreement
dated September 22, 1993 between Ace Hardware Corporation
and The Prudential Insurance Company of America $30,000,000 $20,000,000 7.49% Series B Senior Notes due June 15, 2011
under the Note Purchase and Private Shelf Agreement
dated August 23, 1996 between Ace Hardware Corporation
and The Prudential Insurance Company of America $20,000,000 $30,000,000 7.55% Series C Senior Notes due March 25, 2009
under the Note Purchase and Private Shelf Agreement
dated March 25, 1997 between Ace Hardware Corporation
and the Prudential Insurance Company of America $30,000,000 $25,000,000 6.61% Series D Senior Notes due February 9, 2010
under the Note Purchase and Private Shelf Agreement
dated February 9, 1998 between Ace Hardware Corporation
and The Prudential Insurance Company of America $25,000,000 Liabilities under capitalized leases  $83,000 Installment notes with maturities through 2004 with various interest rates $1,761,000 Credit Agreement $175,000,000 Revolving Credit Agreement dated as of May 2, 2000 among the Company, the Banks as party thereto and The Northern Trust Company, as Agent  $81,500,000 Patronage Refund Certificates Payable $73,180,000 Guaranty/Contingent Obligations $22,000,000 Note Purchase Agreement dated December 29,1994 among the
Company and SunTrust Bank Atlanta $9,304,125 $25,000,000 Loan Facility Agreement and Guarantee dated June 3,1999 as amended August 31, 2000, by and among the Company, as sponsor and SunTrust Bank, Atlanta  $15,756,027 Standby Letter of Credit in favor of St. Paul Fire & Marine in the principal amount of  $5,000,000 Standby Letter of Credit in favor of Insurance Company of North America in the principal amount of  $553,709 Standby Letter of Credit in favor of New Age Insurance Ltd. in the principal amount of $2,000,000 Standby Letter of Credit in favor of St. Paul Fire & Marine in the principal amount of $4,300,766 Standby Letter of Credit in favor of Panattoni/Woods Road-Richmond, VA in the principal amount of  $25,000,000

Lease Guarantees Mar-Del, Inc. Expires 4/1/2001 $75,000 Cascade Ace Hardware
of Milwaukee Expires 3/1/2003 $405,000 Rocky's Ace Hardware Expires 3/1/2002 $130,208 Rocky's Ace Hardware Expires 2/1/2002 $63,656 B & G Investments Inc. Expires 3/1/2003 $180,583

SCHEDULE 10.3
EXISTING LIENS

Capitalized leases with a remaining balance of less than $100,000 in the aggregate.

In addition, the Company leases vehicles and equipment under operating leases, the lessors of which have filed protective filings.

SCHEDULE 10.9
ARTICLE XVI OF THE COMPANY'S BY-LAWS ARTICLE XVI CERTIFICATES OF STOCK AND TRANSFER THEREOF

          SECTION 1. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

          SECTION 2. The signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

          SECTION 3. Each certificate of stock shall have conspicuously noted or stated thereon a statement of the liens, restrictions and limitations upon the voting power, ownership, transfer or other rights and privileges of the holder thereof. All shares of stock in the corporation shall be issued and accepted in accordance with and subject to the conditions, restrictions, and offsetting liens stipulated in the Certificate of Incorporation and By-laws of this corporation and amendments thereto.

          SECTION 4. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

          SECTION 5. The corporation shall have a first lien upon each share of its issued and outstanding stock of any class, and upon each certificate of stock representing a share or shares of stock of any class of the corporation, for the amount of any indebtedness payable to the corporation by the holder thereof, and shall have a similar first lien upon all amounts which have been paid to the corporation pursuant to a subscription agreement for the purchase of shares of stock of the corporation which will be issuable to the subscriber upon the completion of payment of the purchase price of the shares. The interest of each holder of shares of the corporation's stock in and to the shares issued to such holder and the interest of each subscriber for shares of the corporation's stock in and to the funds paid to the corporation by such subscriber on account of the purchase price of the shares being purchased by such subscriber shall at all times be deemed to be offset by the amount of any indebtedness payable to the corporation by such holder or subscriber. In no event shall any transfer of any of the shares owned by any holder or any transfer of the stock subscription account of any subscriber for shares of stock of the corporation be made unless and until the stockholder whose shares are being transferred or the subscriber whose subscription account is being transferred is free from all indebtedness to the corporation.

          SECTION 6. No certificate representing any issued and outstanding share or shares of any class of stock of the corporation shall be pledged, mortgaged, hypothecated, sold, assigned or transferred without the prior consent of the Board of Directors of the corporation. In the event that the Board of Directors shall refuse to consent to any transfer or assignment of any certificate or certificates representing any share or shares of issued and outstanding stock of the corporation of any class, then the corporation shall have the right and shall be obligated to purchase from the owner thereof all of the shares of its stock of any class held for the store or other retail business unit with respect to which the corporation issued the share or shares as to which such consent has been refused and the franchise granted by this corporation with regard to the operation of such retail business unit shall thereby be terminated. In no event shall any transfer or assignment of shares of any class of stock of the corporation be made to any transferee who is not eligible to be a holder of such shares under the provisions of Article Fourth of the restated Certificate of Incorporation of the corporation. In the case of a proposed transfer of ownership of a store or other retail business unit owned by a holder of shares of stock of the corporation to a transferee which the corporation has accepted or is willing to accept as a franchised Ace Hardware dealer, then the owner of such stock shall have the option of either (a) selling or otherwise transferring to such transferee such number of shares of stock of this corporation of any class which the corporation would otherwise have been required to offer to such transferee in connection with the franchise granted to such transferee with respect to such store or other retail business unit, or (b) selling such shares to the corporation. In any case where the holder or holders of 50% or more of the outstanding voting stock of a corporation having a franchise from this corporation for one or more retail business outlets, or the holder or holders of 50% or more of the outstanding voting stock of a corporation owning 80% or more of the outstanding voting stock of a corporation having such a franchise, propose to sell or otherwise transfer all of the shares of capital stock (both voting and non-voting) of such corporation held by them, written notice of such proposal shall be given to this corporation, and upon the consummation of any such sale or transfer, such corporation shall have the option of either (a) retaining all of the shares of the capital stock of this corporation then held by it or (b) selling such shares to this corporation, but in the case of such a sale of said shares to this corporation, the franchise granted to said corporation by this corporation for each retail business unit operated by said corporation shall thereupon be deemed to have terminated by the voluntary action of said corporation and no such retail business unit shall thereafter operate as a franchise of this corporation unless a new application for a franchise for such retail business unit has been submitted to and accepted by this corporation. Notwithstanding any of the foregoing provisions, this corporation shall in no event be obligated to treat any of the following types of transfers as qualifying for purposes of the options provided for in this Section 6 of selling to this corporation shares of its capital stock: (a) any transfer of ownership of a retail business outlet or unit or of shares of the capital stock of a corporation directly or indirectly owning such outlet or unit which is not complete, unconditional and irrevocable; (b) any such transfer to an entity in which the transferor retains an ownership interest; or (c) any such transfer to the spouse of the transferor.

          SECTION 7. Subject to the provisions of Section 5 of this Article XVI of these By-laws, in the event of the termination of the franchise granted by this corporation with regard to the operation of a retail hardware store or other retail business unit for which shares of stock of the corporation are held, the corporation shall be obligated to purchase such shares. Unissued shares which have been subscribed for with respect to any such store or other retail business unit shall also be covered by the provisions of this Section to the extent of the amounts which have been paid on account of the purchase price thereof, and the corporation shall be obligated to refund all such amounts, subject only to the provisions of Section 5 of this Article XVI. For purposes of this Section, termination of the franchise granted for a particular retail hardware store or other retail business outlet shall include not only any termination pursuant to formal notice of termination given by either this corporation or the holder of the franchise but shall also include each of the following situations which shall be deemed to constitute such a termination:

          (a) The closing down of the store or other retail business unit with respect to which such shares of stock of the corporation are held, unless such store or other retail business unit is merely being moved, with the corporation's consent and approval, to another location or is being acquired by another dealer which this corporation has accepted or is willing to accept as a franchised dealer for operation pursuant to the same franchise at another location;

          (b) The death of an individual holder of the shares of stock of this corporation held for such retail store or other retail business unit, or of a member of a partnership which is a holder of such shares, except in a case where the store or other retail business unit with respect to which such shares are held continues, with the approval of the officers of the corporation (which approval shall not be unreasonably withheld), to be operated under a franchise from the corporation by the decedent's estate or by the person or persons to whom such shares are to be distributed by the decedent's estate or by the successor or successors to the decedent's interest in the partnership holding such shares (it being immaterial for this purpose that, in connection with such continuation of operation, the legal form of ownership of the franchised dealer has been changed from an individual proprietorship or partnership to a corporation or from a partnership to an individual proprietorship);

          (c) An adjudication of the insolvency of the dealer or of the store or other retail business unit for which the shares of stock of this corporation are held, or the making of an assignment for the benefit of creditors or the filing of a voluntary petition in bankruptcy or similar petition under the U.S. Bankruptcy Code by or on behalf of such dealer or retail business unit, or the filing of an involuntary petition in bankruptcy or similar petition under the U.S. Bankruptcy Code against the dealer or against said retail business unit.

          SECTION 8. A transfer of shares of stock of the corporation requiring the consent of the Board of Directors shall not be deemed to have occurred upon the death of a person who is the holder of shares of stock of the corporation jointly with one or more other persons under circumstances whereby ownership of such shares passes automatically by operation of law to the surviving holder or holders of such shares, nor shall the corporation become obligated to purchase such shares upon the death of such person unless the store or other retail business unit with respect to which such shares are held either (a) closes down, or (b) ceases to be operated under a franchise from this corporation.

          SECTION 9. The Board of Directors may delegate to a committee composed of two (2) or more members of the Board authority to act on its behalf with respect to all matters where the consent of the Board is required in connection with the transfer or assignment of any shares of any class of stock of the corporation.

          SECTION 10. The price to be paid by the corporation in connection with the purchase by it of any shares of its stock shall be as follows:

          (a) in the case of Class A stock, the par value of the shares;

          (b) in the case of Class B stock, an amount per share equal to the per share price last established by the Board of Directors as the price to be paid by the corporation in the event of redemption of shares of its Class B stock, which shall in no event be less than twice the par value of the Class B stock and shall also at all times be equal to twenty (20) times the per share purchase price last established by the Board of Directors with respect to purchases by it of Shares of its Class C Stock;

          (c) in the case of Class C stock, an amount per share equal to the per share price last established by the Board of Directors as the purchase price to be paid by the Corporation for shares of its Class C stock, which price shall in no event be less than the par value thereof.

          SECTION 11. Any shares of any class of stock of the corporation which are purchased by it from any stockholder shall become treasury shares which shall be eligible for sale to any other person, persons or firm which shall be qualified to hold such shares.

          SECTION 12. Effective with respect to all purchases and redemptions of shares of its capital stock made by the corporation from its stockholders on or after December 31, 1981, the entire purchase or redemption price to be paid by the corporation for such shares shall be paid in cash except that, in any of the situations described in subsection (a) hereof, the purchase or redemption price for such shares shall be paid in the manner set forth in subsection (b) hereof.

          (a) The situations in which such price shall be paid in the manner set forth in subsection (b) of this Section are as follows:

          (1) the voluntary termination by a stockholder of this corporation of the franchise from this corporation held by such stockholder for a retail business outlet under circumstances whereby such outlet continues to engage in substantially the same business under the corporation that owned or controlled it immediately prior to such termination; for purposes of this paragraph:

          (A) control of an outlet owned by an unincorporated person or partnership shall be deemed to be the same if more than fifty percent (50%) of the assets or profit shares therein, or more than fifty percent (50%) of the capital stock of a corporation becoming the owner of such outlet, continues to be legally or equitably owned by the same person, partnership or corporation; and

          (B) control of an outlet owned by a corporation shall be deemed to be the same if more than fifty percent (50%) of the capital stock of said corporation, or more than fifty percent (50%) of the assets or profit shares of an unincorporated person or partnership becoming the owner of such outlet, continues to be owned by the same person, partnership or corporation.

          (2) the termination by this corporation of the franchise from this corporation for a retail business outlet pursuant to the provisions of the Ace Dealer Franchise Agreement authorizing such termination by reason of:

          (A) the failure of such retail business outlet to make any payment owing to the corporation for merchandise or services supplied by it within the time period specified in such provisions; or

          (B) any default of such retail business outlet in performing any obligation of such outlet under the Ace Dealer Franchise Agreement of such outlet other than the obligation to pay for merchandise or services supplied by the corporation, provided that such default is described in the corporation's notice of termination in such a manner as to reasonably apprise such retail business outlet as to the nature of such default.

          (b) In each of the situations described in subsection (a) above, the purchase or redemption price to be paid by the corporation for the shares of its stock being purchased or redeemed by it shall be paid in the following manner:

          (1) in the case of Class A stock, the entire price shall be paid by the corporation in cash;

          (2) in the case of Class B stock or Class C stock purchased by a stockholder as part of the shares of capital stock of the corporation subscribed for in connection with the granting of a franchise by the corporation for a retail business outlet, that portion of the purchase or redemption price to be paid by the corporation which equals the amount paid to the corporation pursuant to such subscription shall be paid by the corporation in cash and any remaining balance of the price (with interest thereon) shall be paid by the corporation in equal annual installments over a period of four years;

          (3) in the case of Class C stock received by a stockholder as part of the patronage dividends distributed by the corporation for a retail business outlet, the entire price (with interest thereon) shall be paid by the corporation in equal annual installments over a period of four years;

          (4) if the total portion of the purchase or redemption price which would otherwise be payable under the foregoing paragraphs in equal annual installments over a period of four years is less than $5,000, the entire purchase or redemption price shall be paid by the corporation in cash, notwithstanding the installment provisions of said paragraphs;

          (5) in any situation where a stockholder whose shares of capital stock of the corporation are to be purchased or redeemed by it is indebted to the corporation at such time, then, in accordance with the corporation's first lien and offset rights under Article XVI, Section 5, of these By-laws and Article Fourth (1) of the restated Certificate of Incorporation of the corporation, the purchase or redemption price shall in all cases be applied against such indebtedness to the extent thereof, with the portion of such price which would otherwise have been payable in cash being first applied for such purpose and, if any indebtedness to the corporation still remains, the portion of the price which would otherwise have been payable in equal annual installments then being applied for such purpose to the extent of any such remaining indebtedness;

          (6) the corporation's obligation to pay any portion of the purchase or redemption price of its shares in equal annual installments shall be evidenced by an installment promissory note of the corporation delivered to the stockholder whose shares are being purchased or redeemed, which note shall provide for the payment of the principal thereof in four equal annual installments commencing one year from the date of the repurchase or redemption of the shares and for the payment of interest with each annual installment payment of principal on the unpaid balance of principal from time to time at such rate as shall have been established by the Board of Directors as of the date of issuance thereof, provided, however, that said rate of interest shall in no event be less than the greater of (A) the latest interest rate as of the date of issuance of such note determined by the Board of Directors as the rate to be paid on patronage refund certificates distributed to the corporation's member-stockholders as part of their annual patronage dividends or (B) 6% per annum;

          (7) notwithstanding any of the foregoing provisions, the Board of Directors, in its discretion and after considering the financial condition and requirements of the corporation, may authorize and cause payment to be made in cash for all or any portion of the purchase or redemption price which would otherwise be payable in four equal annual installments if the Board of Directors determines that the prescribed method of payment would impose an undue hardship upon the stockholder whose shares are being repurchased or redeemed;

          (8) the Board of Directors may adopt hardship guidelines to implement the provisions of paragraph (7) of this Section and may delegate the authority to make determinations pursuant to said provisions to a committee comprised of two or more directors or to a committee comprised of two or more executive officers of the corporation.

EXHIBIT 1.1(a)
[FORM OF NOTE] ACE HARDWARE CORPORATION [____]% SENIOR NOTE DUE [__________, ____]

No. [_____] $[_______]	[Date] PPN[______________]

          FOR VALUE RECEIVED, the undersigned, ACE HARDWARE CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on [ ], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of [____]% per annum from the date hereof, payable semiannually, on [ ] and [ ] in each year, commencing with the [ ] or [ ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [ ]% or (ii) 2% over the rate of interest publicly announced by Bank of America (or its successor) from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of [ ], 2001 [and a Supplement thereto dated as of [ ]](as from time to time further amended and supplemented, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] This Note [also] is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

ACE HARDWARE CORPORATION By: ___________________________ Name: _________________________ Title:___________________________

EXHIBIT 1.1(b)

[FORM OF SUPPLEMENT] SUPPLEMENT TO NOTE PURCHASE AGREEMENT

          THIS SUPPLEMENT is entered into as of [ ] (this "Supplement") between ACE HARDWARE CORPORATION, a Delaware corporation (the "Company"), and the Purchasers listed in the attached Schedule A (the "Purchasers").

R E C I T A L S

          A. The Company has entered into a Note Purchase Agreement dated as of April 15, 2001 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the "Note Purchase Agreement"); and

          B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

          NOW, THEREFORE, the Company and the Purchasers agree as follows:

          1. Authorization of the New Series of Notes. The Company has authorized the issue and sale of $[ ] aggregate principal amount of Notes to be designated as its [__]% Senior Notes, Series [ ], due [ ] (the "Series [ ] Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series [ ] Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company.

          2. Sale and Purchase of Series [ ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [ ] Notes in the principal amount specified opposite their respective names in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

          3. Closing. The sale and purchase of the Series [ ] Notes to be purchased by the Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Closing") on [ ], [ ] or on such other Business Day thereafter on or prior to [ ], [ ] as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series [ ] Notes to be purchased by it in the form of a single Note (or such greater number of Series [ ] Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [ ] at [Name and Address of Bank], ABA No. [ ]. If at the Closing the Company shall fail to tender such Series [ ] Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

          4. Conditions to Closing. Each Purchasers obligation to purchase and pay for the Series [ ] Notes to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

                              [Set forth any modifications and additional conditions.]

          5. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (i) except that all references to "Purchaser" and "you" therein shall be deemed to refer to the Purchasers hereunder, all references to "this Agreement" shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, all references to "Notes" therein shall be deemed to include the Series [ ] Notes, and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

          6. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to such Purchaser.

          7. Mandatory Prepayment of the Series [ ] Notes. [The Series [ ] Notes are not subject to mandatory prepayment by the Company.] [On [ ] and on each [ ] thereafter to and including [ ] the Company will prepay $[ ] principal amount (or such lesser principal amount as shall then be outstanding) of the Series [ ] Notes at par and without payment of the Make-Whole Amount or any premium.]

          8. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein and shall apply to the Series [ ] Notes as if expressly set forth in this Supplement.

          IN WITNESS WHEREOF, the Company and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.

ACE HARDWARE CORPORATION By:___________________________ Title___________________________:

[ADD PURCHASER SIGNATURE BLOCKS]

Schedule A to Supplement

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series [ ] Notes to be Purchased

[NAME OF PURCHASER]	$

(1) All payments by wire transfer
                    of immediately available
                    funds to:

                   with sufficient information
                    to identify the source and
                   application of such funds.

(2) All notices of payments and
                 written confirmations of such
                  wire transfers:

(3) All other communications:

Schedule 5 to Supplement
EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Exhibit 1 to Supplement
[FORM OF SERIES [ ] NOTE]

EXHIBIT 1.2

[FORM OF SERIES 2001-A SENIOR NOTE] ACE HARDWARE CORPORATION 7.27% Senior Note, Series 2001-A due April 30, 2013

No. [_____] $[_______]	April 26, 2001 PPN: 00440* AG 3

          FOR VALUE RECEIVED, the undersigned, ACE HARDWARE CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on April 30, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.27% per annum from the date hereof, payable semiannually, on April 30 and October 30 in each year, commencing with the April 30 or October 30 next succeeding the date hereof [(except that no interest payment shall be made on April 30, 2001)], until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.27% or (ii) 2% over the rate of interest publicly announced by Bank of America (or its successor) from time to time in Chicago, Illinois as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of April 15, 2001 as from time to time amended and supplemented, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note also is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

ACE HARDWARE CORPORATION By:___________________________ Name:_________________________ Title:___________________________

EXHIBIT 4.4(a)

FORM OF OPINION OF COUNSEL FOR THE COMPANY

         The opinion of McDermott, Will & Emery, counsel for the Company, shall be to the effect that:

         1. Each of the Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Note Purchase Agreement and to issue and sell the Series 2001-A Notes.

         2. The Note Purchase Agreement and the Series 2001-A Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. The offering, sale and delivery of the Series 2001-A Notes do not require the registration of the Series 2001-A Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         4. No authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Note Purchase Agreement or the offering, issuance and sale by the Company of the Series 2001-A Notes.

         5. The issuance and sale of the Series 2001-A Notes by the Company, the performance of the terms and conditions of the Series 2001-A Notes and the Note Purchase Agreement and the execution and delivery of the Note Purchase Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of the Company or any Subsidiary pursuant to the provisions of (i) the certificate or articles of incorporation or bylaws of the Company or any Subsidiary, (ii) any loan agreement known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iii) any other Material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iv) any law (including usury laws) or regulation applicable to the Company, or (v) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

         6. To such counsel's knowledge there are no actions, suits or proceedings pending, or threatened against, or affecting the Company or any Subsidiary, at law or in equity or before or by any Governmental Authority, that are likely to result, individually or in the aggregate, in a Material Adverse Effect.

         7. Neither the Company nor any Subsidiary is (i) a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         8. The issuance of the Series 2001-A Notes and the intended use of the proceeds of the sale of the Series 2001-A Notes do not violate or conflict with Regulation U, T or X of the Board of Governors of the Federal Reserve System.
The opinion of McDermott, Will & Emery shall cover such other matters relating to the sale of the Series 2001-A Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America, the laws of the State of Illinois or the Delaware General Corporation Law, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.

EXHIBIT 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS

          The opinion of Gardner, Carton & Douglas, special counsel to the Purchasers, shall be to the effect that:

          1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Delaware, with requisite corporate power and authority to enter into the Agreement and to issue and sell the Series 2001-A Notes.

          2. The Agreement and the Series 2001-A Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

          3. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Series 2001-A Notes do not require the registration of the Series 2001-A Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          4. The issuance and sale of the Series 2001-A Notes and compliance with the terms and provisions of the Series 2001-A Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Series 2001?A Notes.

          The opinion of Gardner, Carton & Douglas also shall state that the opinion of counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers are justified in relying thereon and shall cover such other matters relating to the sale of the Series 2001-A Notes as the Purchasers may reasonably request.

CH01/12137662.7